SERVICES AGREEMENT

BISYS, INC.                                           Contract No. CH-2081-07-96
11 Greenway Plaza                                                  -------------
Houston, Texas 77046-1102                             Price List No.   07-96
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Client              First Lehigh Bank
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Address                       1620 Pond Road
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City         Allentown      State     Pennsylvania       Zip Code    18104
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1.  SCOPE OF AGREEMENT

BISYS. Inc. ("BISYS") shall provide Client, in accordance with this Agreement, the services selected by Client from BISYS' then applicable Standard Services Price List and/or Special Services Price List (collectively, the "Price Lists") (collectively, the "Services"). BISYS shall provide the reports listed on the Standard Reports List and Special Reports List as applicable to the Services selected by Client. The current Price Lists are attached hereto and made a part hereof.

2.  TERM OF AGREEMENT

A. The initial term of this Agreement shall commence January 1, 1997 (the "Initiation Date") and end 60 full calendar months thereafter (the "Initial Period").

B. The Agreement shall automatically continue after the Initial Period for subsequent consecutive terms of three years each unless and until it is terminated by either party upon written notice to the other given at least 180 days prior to the end of the Initial Period or any additional three year period.

C. If Client has given BISYS notice pursuant to Paragraph 2(B) and Client intends to deconvert from the BISYS data processing system ("BISYS System"). Client may, upon written notice to BISYS given at any time during the final 120 days of this Agreement (as determined in accordance with 2(B) above) or any extension hereof pursuant to this Paragraph 2(C), extend the termination date to the date indicated in such notice, which date shall not be, in any event, less than 120 days after the date of such notice. Commencing at the end of the Initial Period or any renewal period (as applicable), Client shall pay for Services at the prices set forth in the then current BISYS Price Lists notwithstanding the giving or extension notice.

D. Continuing obligations under this Agreement including, without limitation, those relating co "BISYS Products" (defined in Paragraph 9(A)); "Confidential Information" (defined in Paragraph 9(F)) and "Client Files" (defined in Paragraph 7(A)), shall survive any termination.

3.  CHARGES

A. Each month commencing Initiation Date, whether or not Client actually uses any Services during such month, Client shall pay a minimum monthly charge equal to the greater of (i) $9,400; (ii) BISYS' charges for the Services actually used by Client during such month; (iii) 80% of the charges invoiced to Client during the immediately preceding month; or (iv) 80% of the charges invoiced to Client for the month immediately preceding any deconversion by Client if Client deconverts from the BISYS System.

B. The initial charges for the Services are specified in the Price Lists, and shall be recorded by the BISYS System or by any other means used by BISYS of determining Client's usage. The charges for the Services listed on the Standard Services Price List as of the date hereof will not be changed by BISYS until the expiration of the first year following Initiation Date. Thereafter, during the remaining term of the Initial Period, the charges for the Services listed on the Standard Services Price List may be changed by BISYS at any time and from time to time upon at least 90 days prior written notice to Client. During the Initial Period, the charges for the Services listed on the Special Services Price List as of the date hereof may be changed by BISYS at any time after the date hereof upon at least 90 days prior written notice to Client. After the Initial Period, the charges for the Services listed on the Price Lists shall automatically, and without notice, be changed to BISYS' standard (nondiscounted) list prices then in effect for the respective Services: such prices may, thereafter, be changed by BISYS, at any time and from time to time, upon at least 90 days prior written notice to Client.

C. There shall be added to all charges for the Services furnished Client hereunder amounts equal to any applicable taxes levied or based on such Services, exclusive of taxes based on BISYS' income.

D. No later than the 5th day of each calendar month, BISYS shall invoice (the "Monthly Invoice") Client: (i) for all Services projected to be used by Client during that month (the "Billing Month") which charge will be based upon either actual usage and number of accounts during the month prior to the Billing Month or the minimum charge pursuant to Paragraph 3(A); (ii) an amount equal to 100% of the recurring pass through charges (e.g. communication charges) actually utilized by Client during the prior month as the estimated pass through charges for the Billing Month; (iii) adjustments (debits/credits) to the prior month's estimated charges set forth in (i) and
    (ii) above and; (iv) all other charges incurred by Client during the prior month. Client agrees co pay all amounts set forth in the Monthly Invoice by automatic debit by BISYS on the last business day of the Billing Month from a Client bank account established for this purpose (the "Payment Account"). Client agrees to execute any and all required documentation to enable BISYS to perform such automatic debiting of the Payment Account. If Client fails to pay any amounts due under this Agreement, Client shall, upon demand, pay interest at the rate of 1-1/2% per month, but in no event more than the highest interest rate allowable, on such delinquent amounts from their due date until the date of payment. Client agrees to reimburse BISYS for any and all expenses BISYS may incur, including reasonable attorney fees, in taking action to collect any amounts due BISYS hereunder. All amounts due must be paid prior to Client's deconversion from the BISYS System.

4.  AVAILABILITY OF THE SERVICES

A. Hours for accessing Services on an on-line basis ("On-Line Hours") at the BISYS data center providing Services to Client ("Data Center") are 7:00 A.M. to 9:00 P.M. Monday through Friday and 7:00 A.M. to 5:00 P.M. Saturday (Data Center time) exclusive of BISYS holidays (New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day). A particular Service may also be available at other than On-Line Hours; in which event Client may, at its option and subject to any additional charges therefor, use that Service at such other times.

B. BISYS will make every reasonable effort to have the Services available during the On-Line Hours. However, BISYS cannot and does not guarantee such availability. Accordingly, Client's remedy and BISYS' sole liability to Client or any third party for claims, notwithstanding the form of such claims (e.g., contract, negligence or otherwise), arising out of (i) the unavailability of the BISYS System or (ii) the interruption in or delay of the Services provided or to be provided by BISYS hereunder, shall be for BISYS to use all reasonable efforts to make the BISYS System available and/or to resume the Services as promptly as reasonably practicable.

C. Client shall, at it's expense, be responsible for delivering and transmitting to and from Client's offices, the offices of the applicable regulatory authorities and any other location authorized by Client, and the Data Center all data and information necessary for BISYS to furnish the Services to Client.


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5.  USE Of THE SERVICES

A. Client is exclusively responsible for the consequences of its own actions; for any instructions it gives BISYS; for its failure to access the Services in the manner prescribed by BISYS. and for its failure to supply accurate input information. Client is responsible for auditing, balancing, verifying the correctness of calculation routines (such as interest and service charges) and reconciling any out-of-balance condition, and for notifying BISYS of any errors in the foregoing within three business days after receipt of the incorrect information. Client's remedy and BISYS' sole liability to Client or any third party for any claims, notwithstanding the form of such claims (e.g., contract, negligence or otherwise), arising out of errors of omissions in the Services provided or to be provided by BISYS hereunder and caused by BISYS shall be for BISYS to furnish the correct report and/or to correct the applicable Client Files, provided that Client promptly advises BISYS thereof.

B. Client shall use the Services in accordance with such reasonable instructions as may be established by BISYS from time to rime as set forth in any written materials furnished by BISYS to Client.

C. Except as otherwise permitted by BISYS, Client will use the Services only for its own internal and proper business purposes and will not sell or otherwise provide, directly or indirectly, any of the Services or any portion thereof to any third party.

D. Client shall not make any alteration, change or modification to any of the computer programs, data bases and/or BISYS supported files used by BISYS in connection with providing the Services to Client hereunder, without BISYS' prior written consent in each instance.

E. BISYS shall give Client written notice of any BISYS system change which materially affects Client. Nothing herein shall preclude or limit BISYS' ability to make changes to its data processing system.

6.  COMMUNICATION LINES AND EQUIPMENT.

A. BISYS shall order, on Client's behalf and with Client's approval, the installation of appropriate telephone lines and communications equipment to enable Client to access the Services. Client shall pay all charges relating to the installation and use of such telephone lines and communications equipment.

B. BISYS shall not be responsible for the reliability, or continued availability, of telephone lines and communications equipment used by Client in accessing the Services.

7.  FILE SECURITY AND RETENTION.

A. Any Client data bases and files or other information provided by Client to BISYS for use with the Services (the "Client Files") shall remain the confidential property of Client. BISYS will provide reasonable security provisions to insure that third parties do not have access to the Client Files. BISYS reserves the right to issue and change regulations and procedures from time to time to improve file security. BISYS will instruct its employees having access to the Client files to keep the same confidential by using the same care and discretion that BISYS uses with respect to its own confidential property.

B. BISYS will take reasonable precautions to prevent the loss of, or alteration to, Client Files, but BISYS cannot guarantee against any such loss or alteration. Accordingly, Client will, to the extent deemed necessary by Client, keep copies of all source documents of information delivered to BISYS and will maintain a procedure external to the BISYS System for the reconstruction of lost or altered Client Files. In connection with the foregoing, it is understood that Client shall assume and be responsible for risk of loss and/or damage to documents and records while they are in transit to and from the Data Center.

C. During the term of this Agreement, BISYS will retain the Client Files in accordance with, and to the extent provided by BISYS' then prevailing records retention policies for the Services, which policies will be consistent with guidelines covering the Services established by appropriate regulatory authorities. BISYS will, upon the expiration of any retention period for Client Files, dispose of Client Files in any manner deemed appropriate by BISYS unless Client, prior to such disposal, furnishes to BISYS written instructions for the disposition of such Client Files at Client's expense. Client shall pay for the provision of Client Files to Client at BISYS' standard rates for such services and BISYS shall provide such Client Files provided that BISYS has been paid for all Services provided hereunder through the date such requested Client Files are returned to Client.

D. BISYS has a written Disaster Recovery Plan establishing emergency procedures, including off-premises back-up facility. In connection therewith, BISYS has prepared a Disaster Recovery Manual. The Disaster Recovery Plan and Disaster Recovery Manual are available at the Data Center for examination by bank auditors and examiners and, as they may be modified from time to time, will remain in existence during the term of this Agreement. BISYS shall provide Client, upon written request, with information necessary for Client to develop a disaster contingency plan which will work in concert with BISYS' Disaster Recovery Plan.

8.  DUTIES UPON TERMINATION; RETURN OF RECORDS.

A. Upon the termination of this Agreement for any reason, BISYS will dispose of all Client Files still in the BISYS System in any manner deemed appropriate by BISYS unless Client, not later than 30 days after such termination, furnishes to BISYS written instructions for the disposition of such Client Files at Client's expense as set forth in Paragraph 8(B).

B. At Client's request as set forth in Paragraph 8(A), BISYS shall deliver to Client all of the Client Files then retained by BISYS including file layouts and their descriptions in BISYS format and shall provide in accordance with BISYS deconversion policies, reasonable and necessary assistance with the deconversion from the BISYS System to a non-BISYS system ("Deconversion"). Client shall pay BISYS for Deconversion assistance in accordance with BISYS' then current Deconversion rate schedule. Payment for Deconversion together with all other payments which are due, and which will become due pursuant to the provisions of this Agreement shall be paid to BISYS prior to delivery of such Client Files.

C. Client Files returned to Client shall be in a standard BISYS machine readable format.

9. OWNERSHIP, USE AND CONFIDENTIALITY; BISYS PRODUCTS AND CONFIDENTIAL INFORMATION.

A. All computer programs and related documentation made available, directly or indirectly, by BISYS to Client as part of the Services (the "BISYS Products") are the exclusive and confidential property of BISYS or the third parties from whom BISYS has secured the right to use such computer programs and documentation.

B. A personal, non-exclusive, non-transferable right and license is being granted to Client to use, during the term of this Agreement, any applications software programs included in the BISYS Products (the "Application Programs") which are delivered to Client as part of the Services solely for Client's own business usage. Client shall not have any interest in the Applications Programs except for this limited license.

C. Client shall receive all improvements, enhancements, modifications and updates to any Applications Programs which are delivered to Client as part of the Services if, and as, made available by BISYS to its clients generally. All such improvements, enhancements, modifications and updates shall be delivered to Client in the form of a computer media, which media shall be provided to Client by BISYS and shall be installed by Client. If Client fails to install any such media within 45 days of its receipt from BISYS, BISYS shall have no further obligation to provide Client with improvements, enhancements, modifications or updates to such Application Programs.

D. Client acknowledges that it shall be deemed a sublicensee of BISYS for any systems software programs included in the BISYS Products (the "Systems Programs") which are delivered to Client as part of the Services. Client accepts a sublicense from BISYS of the Systems Programs on a personal, non-exclusive, non-transferable basis with the right to use, during the term of this Agreement, such Systems Programs solely in connection with the Services.


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


E. Client shall not copy, in whole or in part, any BISYS Products or related documentation, whether in the form of computer media, printed or in any other form. Client shall not make any alteration, change or modification to any BISYS Products.

F. Client shall treat as confidential and will not disclose or otherwise make available any of the BISYS Products or any trade secrets, processes, proprietary data, information or documentation related thereto including, without limitation, any flow charts. logic diagram or source code (collectively the "Confidential Information"), in any form, to any person other than employees of Client. Client will instruct its employees who have access to the BISYS Products and the Confidential Information to keep the same confidential by using the same care and discretion that Client uses with respect to its own confidential property and trade secrets. Upon the termination of this Agreement for any reason. Client shall return to BISYS any and all copies of the BISYS Products and the Confidential Information which are in its possession.

10. GOVERNMENTAL AGENCIES.

A. Client shall provide all required notices to the appropriate regulatory authorities concerning the initiation or termination of this Agreement, or of any substantial changes in the Services being provided to Client. BISYS agrees that any and all Client Files maintained by it for the Client pursuant to this Agreement shall be available for inspection by the appropriate regulatory authorities and Client's internal auditors and independent public accountants, upon prior written notice to BISYS. All costs incurred by BISYS in the preparation of data for inspection, examination or audit will be charged to Client at BISYS' then standard rates for such services.

B. BISYS shall provide annually to the appropriate regulatory authorities any Third Party Review Reports prepared by independent public accountants with respect to the Services performed by BISYS at the Data Center and copies of BISYS' audited financial statements. By entering into this Agreement, BISYS agrees that it extends to the Office of Thrift Supervision ("OTS") the same authority and responsibility (as applicable to Client) provided to the other regulatory agencies pursuant to the Bank Service Corporation Act. 12 U.S.C. 1867(C) relating to services performed by contract or otherwise.

C. If after the date hereof any modifications to the Services shall be required by law or by any governmental regulatory authority. BISYS shall, except to the extent such changes may be beyond the capability of the BISYS System to implement, conform the Services to be in compliance with such modified laws or governmental regulations. BISYS may, at its discretion, pass on, in whole or in part, an equitable basis to all users of the Services (including Client) affected by any such modification the actual costs incurred by BISYS in making any such modification to the Services.

11. WARRANTY.

A. BISYS represents and warrants that the Services will conform materially to their design specifications and user documentation which may be changed from time to time. This warranty shall not extend to any of the computer programs, data bases and/or BISYS supported files used by BISYS in connection with providing the Services to Client hereunder which have been altered, changed or modified in any way. without BISYS' prior written consent in each instance.

B. EXCEPT AS SPECIFICALLY PROVIDED HEREIN, THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

12. LIMITATION OF LIABILITY.

A. The remedies specified in this Agreement constitute Client's sole and exclusive remedies in the event of any alleged defaults by BISYS under this Agreement. BISYS' sole liability, if any, for damages (monetary or otherwise) resulting from claims made by Client or any third party arising from or related to any and all causes not covered by the foregoing remedies shall be limited to the lesser of (i) the amount of actual damages incurred by Client or (ii) an amount which shall not exceed the charges paid by Client during the six (6) month period immediately preceding the event from which such liability arose for the Services performed which gave rise to the claim.

B. IN NO EVENT WILL BISYS BE RESPONSIBLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHICH CLIENT MAY INCUR OR EXPERIENCE ON ACCOUNT OF ENTERING INTO OR RELYING ON THIS AGREEMENT, EVEN IF BISYS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

13. PATENT AND COPYRIGHT INDEMNIFICATION.

BISYS will hold Client harmless and, at its own expense, will defend any action brought against Client based on a claim that the Services used within the scope of this Agreement infringe a United States patent or copyright provided Client notifies BISYS promptly in writing of the claim. BISYS has sole control of the defense of the action and all negotiations for its settlement or compromise, and Client cooperates with BISYS in the defense of the action. In the event any of the Service(s) becomes, or in BISYS' opinion is likely to become, the subject of a claim of infringement of parent or copyright, BISYS, at its option. may (i) secure for Client the right to continue using such Service(s), (ii) replace or modify such Services to make it or them non-infringing, (iii) cease providing the affected Service(s) or (iv) if none of the foregoing options is commercially reasonable, in BISYS' opinion, terminate this Agreement. If BISYS exercises its option hereunder to terminate this Agreement, such termination shall be at no penalty to BISYS except that BISYS shall provide the Deconversion assistance described in Paragraph 8(B) at no charge to Client.

14. INSURANCE.

BISYS shall maintain, during the term of this Agreement, $10,000,000 of coverage under a Blanket Crime Policy covering fraudulent and dishonest acts committed by its employees for which it is legally responsible. BISYS shall maintain, on its own behalf, insurance coverage for loss from fire, disaster, or other causes contributing to interruption of normal services. Client, at its own expense, will maintain all insurance and fidelity bonds required by the applicable regulatory authorities.

15. DEFAULT; REMEDIES UPON DEFAULT.

A.  Any of the following events will constitute an "Event of Default" under the
    Agreement: (i) non-payment of any amounts due hereunder to BISYS by Client:
    (ii) nonperformance of any of Client's or BISYS' other material obligations hereunder; (iii) if any representation or warranty of Client or BISYS is materially breached; (iv) if Client or BISYS files a petition for bankruptcy or becomes the subject of an involuntary bankruptcy petition which is not vacated within 60 days of filing, or becomes insolvent: or (v) if any substantial part of Client's or BISYS' property becomes subject to any levy. seizure, assignment, application or sale for or by any creditor or governmental agency.

B. Upon occurrence of an Event of Default under the Agreement, the non-defaulting party may, at its option, terminate this Agreement provided at least 30 days (or longer period as may be required by the applicable regulatory authorities) prior written notice has been given to the other and such default has not been cured within such period. Upon such termination by BISYS, BISYS may declare all amounts due and to become due hereunder immediately due and payable. The remedies contained in this Paragraph 15 are cumulative and in addition to all other rights and remedies available to the parties under this Agreement or by operation of law or otherwise.

16. FORCE MAJEURE

BISYS shall not be liable or deemed to be in default for any delay or failure to perform under this Agreement or for interruption of the Services resulting, directly or indirectly, from any cause beyond BISYS' reasonable control.


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


17. GENERAL

A. BISYS shall provide Client upon written request, copies of The BISYS Group, Inc.'s (BISYS' parent corporation) current audited financial statements.

B. Client acknowledges that it has not been induced to enter into this Agreement by any representation or warranty not set forth in this Agreement. This Agreement contains the entire agreement of the parties with respect to its subject matter and supersedes all existing agreements and all other oral, written or other communications between them concerning its subject matter. This Agreement shall not be modified in any way except by a writing signed by both parties.

C. The failure by either party hereto to insist upon strict performance of any of the provisions contained herein shall in no way constitute a waiver of its rights as set forth herein, at law or equity, or a waiver by either party of any other provisions or subsequent default by the other party in the performance of or compliance with any of the terms and conditions set forth herein.

D. This Agreement may not be assigned by either party, in whole or in part, without the prior written consent of the other which consent shall not be unreasonably withheld. It shall not be deemed an assignment requiring consent if the stock of either is sold, or all, or substantially all, of the assets are sold so long as such sale does not materially negatively affect the basis of the financial bargain upon which this Agreement is based as of the date hereof and such sale does not materially negatively affect the provision of the Services hereunder. If there is such a negative impact, then the sale shall be deemed an assignment requiring consent as set forth above. This Agreement shall be binding upon and shall inure to the benefit of BISYS and Client and their respective successors and permitted assigns.

E. If any provision of this Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby.

F. The headings in this Agreement are intended for convenience of reference and shall not affect its interpretation.

G. The individuals executing this Agreement on behalf of BISYS and Client do each hereby represent and warrant that they are duly authorized by all necessary action to execute this Agreement on behalf of their respective principals.

H. Client acknowledges that a breach of any of its obligations under this Agreement relating to the BISYS Products and/or the Confidential Information will cause BISYS irreparable injury and damage and therefore may be enjoined through injunctive proceedings in addition to any other rights or remedies which may be available to BISYS, at law or in equity and BISYS grants Client the same rights with respect to a breach of BISYS' obligations relating to the confidentiality of Client Files.

I. During the term of this Agreement, neither party hereto shall, directly or indirectly, solicit or encourage to leave, any employee of the other without prior written consent, which consent shall not be unreasonably withheld.

J. By executing this Agreement, the parties agree to extend the term of any existing written Additional Services Agreements or authorizations for specific Services to be coterminous with the term of this Agreement and to have such agreements be covered by the terms and provisions hereof.

BISYS, INC.                                FIRST LEHIGH BANK

Agreed to:  /s/ W.W. Neville               Agreed to: /s/ George M. Baltozer
            -------------------                       -------------------------
(signature-Authorized Officer)             (signature-Authorized Representative)

Name: W.W. Neville                         Name: George M. Baltozer
      -------------------------                  ------------------------------
         (print or type)                              (print or type)

Title: President           Date: 10/02/97        Title: E.V.P    Date: 9/29/97
       --------------            --------               -----          -------
       (print or type)                                  (print or type)

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THIS AGREEMENT SHALL BECOME EFFECTIVE UPON BEING SIGNED BY AUTHORIZED OFFICERS
OF BISYS AND CLIENT. BISYS' MARKETING REPRESENTATIVES DO NOT HAVE THE
AUTHORITY TO BIND BISYS.
--------------------------------------------------------------------------------

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

                ADDENDUM TO SERVICES AGREEMENT NO. CH-2081-07-96

                 SERVICES AGREEMENT DATED AS OF JANUARY 1, 1997

Reference is made to the above Services Agreement between the undersigned (the "Agreement") to which this Addendum is attached and made a part thereof.

The Agreement is hereby amended and supplemented as follows:

1. Except as expressly amended and supplemented hereby, all terms defined in the Agreement shall have the same meanings when used herein.

2.   Term of Agreement.

     2.1 Notwithstanding anything to the contrary contained in Paragraph 2 of the Agreement, if at any time during the Initial Period, Client is acquired by or merged into (and is not the surviving entity), a financial organization which does not have a valid Services Agreement with BISYS, Client shall have the option to terminate this Agreement prior to the end of the Initial Period, upon 180 days prior written notice to BISYS by Client, and such termination shall be effective provided that:

          (a) Client provides written notice of its intention to terminate this Agreement pursuant to this Paragraph not later than 90 days after the date following final regulatory approval of the acquisition or merger by the appropriate regulatory bodies;

          (b) The effective date of termination in Client's written notice shall not be less than 180 days after the date of Client's notice;

          (c) Client shall pay BISYS for all Services provided by BISYS through the effective termination, including all pass-through charges;

          (d) Based on the month during which the effective date of termination occurs, Client shall pay BISYS the amount set forth on Exhibit B;

          (e) Client pays BISYS for all Deconversion assistance in accordance with Paragraph 8(B) of the Agreement; and

          (f)  all payments must be made prior to delivery of Client Files.

3.   Charges.

     3.1 Section 3 of the Agreement is amended by inserting the following new paragraphs after Paragraph 3(D):

          "E. For purposes of this Agreement the following definitions shall apply:

          (1) For purposes of this Agreement, the term "Client Accounts", shall include, but not be limited to, deposit and loan accounts on the BISYS System, including, but not limited to Savings Accounts-Account Base, Time Deposits/Certificates of Deposits Accounts-Account Base, Transaction Accounts-Account Base (including DDA, MMDA, NOW, SUPER NOW, Money Market), Line of Credit

               Accounts-Account Base, Mortgage Loans-Account Base, Construction Loans-On Line History, Commercial Loans-Account Base, Installment Loans-Account Base, Adjustable Installment Loans, Commercial Loan Processing, Construction/Commercial Loan Control Accounts-Construction Loans, Construction/Commercial Loan Control Accounts-Commercial Loans.

          (2) "One Year Period" shall mean each twelve (12) calendar month period commencing the first day of the first full calendar month following January 1, 1997 and the indication as to which twelve
               (12) month period is indicated will be with the addition of an ordinal number preceding the term One Year Period, e.g., First One Year Period, Second One Year Period, etc.

          (3) "Exhibit A Services" shall mean the Services identified on attached Exhibit A (both the Standard Services and Special Services listed on Exhibit A). The parties agree that included in the definition of Exhibit A Services are Client usage of any features associated with the Services listed on the Standard Services portion of Exhibit A which features are in existence and available to Client as of the date of this Addendum. Neither features, nor Services, listed on the Price Lists as of the date hereof, but not set forth on Exhibit A shall be deemed to be part of the Exhibit A Services and such other Services and/or features shall be billed to Client in accordance with the provisions of Paragraph 3(G) below. The parties also agree that Exhibit A Services are recurring Services and do not include any installation charges, training charges, one-time license fees or any other one-time charges.

          F. For all Client usage of Exhibit A Services, Client will pay BISYS a fixed monthly charge (the "Fixed Monthly Charge"), in accordance with the following:

          (1) During the First One Year Period, the Fixed Monthly Charge will be $9,400.00.

          (2) At the end of each One Year Period, BISYS will determine the average number of Client Accounts based on the immediately preceding twelve month period (the "Year End Accounts"). The Fixed Monthly Charge for the next One Year Period will be calculated as (x) the number of Year End Accounts, times (y) $0.50 (the "Per Account Fee"). During the Initial Period, in no event will the Fixed Monthly Charge be less than $9,400.00.

          (3) The Fixed Monthly Charge may be adjusted during a One Year Period, if Client converts Acquired Accounts (defined below) to the BISYS System. Commencing on the first day of the third month following the conversion of the Acquired Accounts, BISYS will add the number of Acquired Accounts to the most recent number of Year End Accounts, and the Fixed Monthly Charge will be adjusted as follows: (x) the then current Fixed Monthly Charge, plus (y) (the number of Acquired Accounts times the then current Per Account
               Fee).

          (4) BISYS agrees that the Per Account Fee will not be increased during the first two One Year Periods, thereafter, the Per Account Fee may be increased by an amount equal to the lower of
               (i) five percent (5%) each year; or (ii) the percentage increase in the United States Consumer Price index as published by the Bureau of Labor Statistics, United States Department of Labor ("CPI"), during the twelve month period immediately preceding the date of increase.

          (5) During the Initial Period, Client shall receive a ten percent (10%) discount against the Fixed Monthly Charge set forth on each Monthly Invoice.

          G. In addition to the Fixed Monthly Charge, Client will pay BISYS each month for:

          (1) All Client usage of Services not specifically set forth on Exhibit A; and

          (2)  For all pass-through charges.

          H. During the Initial Period, Client will be entitled to receive the following non-cumulative credits in the amounts set forth below to be applied against the charges for the Services described opposite such amount:

                       Service                           Amount of Credit
                       -------                           ----------------

                       TargetPlus                        $400.00/per month

                       BISYS University                  $1,000.00/per year

     3.2 (a) During the Initial Period, BISYS' Conversion Services shall be provided to Client at no charge for the conversion of any future financial organization assets acquired by Client ("Acquired Assets"), provided that the data and files from such future merged organizations are in machine readable form, readable by BISYS' computers at the BISYS Center. Client does, however, agree to pay in full all out-of-pocket conversion related expenses not included in BISYS' provided standard conversion services, including but not limited to, data communications, terminal equipment charges and reasonable travel, lodging and meals expense.

4.   New Products.

     4.1 During the Initial Period, Client will be entitled to receive a fifteen percent (15%) discount on the one-time implementation/ installation charges set forth in the Price Lists for any new Service selected by Client after June 1, 1997, provided, however, that the discount is not applicable against the charges associated with any BISYS electronic banking Service, including, but not limited to, ATM Debit Card, Home Banking, Total Treasury Manager and Total Access Banking Services.

     4.2 During the Initial Period, if Client elects to utilize any of the following Services, the monthly recurring charge associated with such Service will be included in the Fixed monthly charge: Total Financial Manager Core Package for a Single Station (including Financial System Manager Accounts), Exception Item Pull, Daily Activity File and Statement Rendering.

5. Neither BISYS nor Client shall (except to persons acting on behalf of such party) disclose, and neither party shall permit any of its employees or other persons who act or acted in its behalf to disclose, any of the terms and conditions of the Agreement, including without limitation any Addendum or pricing terms, except as may be required by law.

Except as expressly amended and supplemented hereby, the Agreement shall remain unchanged and continue to be in full force and effect.

This Addendum supersedes and replaces any prior agreement (written or oral) as to its subject matter. If there is any conflict between the terms and conditions of this Addendum and the terms and conditions of the Agreement or any prior addendum to this Agreement, the Terms and Conditions of this Addendum shall prevail.

BISYS, INC.                               FIRST LEHIGH BANK


By: /s/ W.W. Neville                      By: /s/ George M. Baltozer
    -------------------------                 ---------------------------------

Name: W.W. Neville                        Name: George M. Baltozer
      -----------------------                   -------------------------------

Title: President                          Title: Executive V.P.
       ----------------------                    ------------------------------

Date: October 2, 1997                     Date: September 22, 1997
      -----------------------                   -------------------------------

-------------------------------------------------------------------------------
THIS ADDENDUM SHALL BECOME EFFECTIVE UPON BEING SIGNED BY AN AUTHORIZED OFFICER OF BISYS. BISYS' MARKETING REPRESENTATIVES DO NOT HAVE THE AUTHORITY TO BIND BISYS.
-------------------------------------------------------------------------------

                               FIRST LEHIGH BANK
                                    Exhibit A

SAVINGS AND CERTIFICATES
Savings and CD's                                     Interest Check Processing
Club Processing and Check Production                 Anniversary Processing
Online Savings Histories                             TotalPlus Currency Reporting
Online File Maintenance                              CD Renewal Notices
CD Term History and Penalty Accounts                 Service Charge Processing
Retirement Accounts                                  Accounts Assessed a Service Charge
Retirement Account Statement Processing              Landlord Tenant Account Processing
Variable Interest Accounts                           Surrogate Account Processing
Detail Statement Production                          IOLTA Processing

DDA ACCOUNTS
DDA Accounts                                         Extra DDA Statement Cycles
Posting of All Item Transmitted                      Combined Statements
DDA Statement Check Register Transactions            Overdraft Reminder Notices
DDA Transaction Processing                           IEH Processing
Line of Credit Processing                            Total Plus Currency Reporting
Automatic LOC Disbursements                          Online File Maintenance Histories (all
DDA Variable Interest Rate Accounts                  applications)
Account Analysis
Sweep Processing

COMMERCIAL LOANS
Commercial Notes Processing                          Commercial Loan Deferred Fee
Online Commercial Loan Histories                     Accounts

MORTGAGE LOANS
Mortgage Loan Accounts                               ML History Cards
Construction Loan Accounts                           Adjustable Rate Mortgage Loans
Investor Reporting                                   AML Rate Change Notices
Online Mortgage Loan Histories                       ML Deferred Fee/Cost Accounting
ML Accounts with MICR/OCR Coupons                    Online Construction Loan Histories
ML Accounts with Escrow                              Credit Bureau Reporting
ML Accounts with Tax and Insurance Records           Automated Letters
FASB 91 Accounts Reported                            Loans to One Borrower Report (all
Loan Commitments                                     applications)
                                                     Extra ML Trial Balance Runs
GENERAL LEDGER
TFM Core Package                                     GL Integration

INSTALLMENT LOANS
Consumer/Savings Account Loans                       IL Accounts with MICR/OCR Coupons
Commercial Loans                                     IL Notices/Billing Runs
Online Installment Loan Histories                    IL Notices Billing Generated
IL Investor Accounts                                 IL Deferred Fee/Cost Accounting
Dealer Reporting/Floor Planning                      Adjustable Rate Installment Loans
IL Classification Reports                            Credit Bureau Reporting
IL Classification Accounts Reported                  Share Loan Trial Balance Runs
IL History Cards

                               FIRST LEHIGH BANK
                               Exhibit A (Cont'd)

ATM SUPPORT
Other Source ATM Tapes                                  Other Servicer Balance File Update
Other Source ATM Transactions

MISCELLANEOUS PROCESSING
ACH Transactions                                        Total Remote Print
TotalMatic Internal/External Drafts                     Automatic Withholding Accounts
TotalMatic Accounts                                     Tax Compliance Processing
Customer Information File                               Quarterly OTC Records on File
Online CIF Memos.                                       Microfiche Originals
Transactions Processing Notices                         Microfiche Copies
Disaster Recovery Assessment                            Pages Microfiched
                                                        Remote Print Software Support

First T-Pooled Terminal at Each Location
Additional T-Pooled Terminals (not to exceed 20% growth in the aggregate over the number of terminals on Initiation Date)

                               FIRST LEHIGH BANK
                                    Exhibit B

                   Early Termination Fee Per Paragraph 2.1(d)

    Month During Which Effective
    Termination Date Occurs                            Early Termination Fee
    ----------------------------                       ---------------------
    July               1997                                 $159,800
    August             1997                                  150,400
    September          1997                                  141,000
    October            1997                                  131,600
    November           1997                                  122,200
    December           1997                                  112,800
    January            1998                                  103,400
    February 1998 - January 1999                             100,000
    February           1999                                   94,000
    March              1999                                   84,600
    April              1999                                   75,200
    May                1999                                   65,800
    June 1999 - June 2001                                     50,000
    July               2001                                   47,000
    August             2001                                   37,600
    September          2001                                   28,200
    October            2001                                   18,800
    November           2001                                    9,400
    December           2001                                        0